[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm if publicly disclosed

Exhibit 10.21

Liu Yu 刘宇

Le Yuan Residence, 8, Jalan Selesaria 3, Happy Garden, 58200 Kuala Kajang Lumpur, Block A-23a-9

Date: 29 July 2022

GRAPHJET TECHNOLOGY SDN BHD

A-301, Block A, Kelana Square

No. 17, Jalan SS7/26

47301 Petaling Jaya, Selangor

Dear Sirs,

Re: Intellectual Property Sales Agreement between Graphjet Technology Sdn Bhd (“Company”) and Liu Yu dated March 10, 2022 (“Agreement”)

I refer to the above matter and the Agreement.

I hereby irrevocably and unconditionally agree that the payment of the Sale Intellectual Property Consideration (as defined in the Agreement) in the sum [***] shall only be payable by the Company to me within the 19th to 36th month from the date of this letter.

In this regard, the Agreement is hereby modified, including but not limited to clauses 3, 4.2.4 and 4.2.5 of the Agreement.

Save and except to the extent that the Agreement is varied and amended as hereinbefore provided, all the other terms, conditions, agreements, stipulations and provisions in the Agreement shall remain in full force and effect.

Kindly acknowledge your acceptance of the terms of this letter by signing the acceptance portion below.

Yours Faithfully,

/s/ Liu Yu

Liu Yu 刘宇

People’s Republic of China Passport No. EB4943819

We, Graphjet Technology Sdn Bhd, hereby agree to the terms of this letter.

/s/ Lee Ping Wei	/s/ Aw Jeen Rong

Lee Ping Wei	Aw Jeen Rong
Director	Director